JACKSON®
National Life Insurance Company
of New York

SUPPLEMENTAL CONTRACT DATA PAGES

Please refer to the attached Crediting Method endorsements for further explanation of values shown on these Supplemental Contract Data Pages.

Contract Number: [1234567890]

Issue Date: [June 1, 2023]

Index Account Options. Subject to availability.

Index choices of:
[S&P 500®]
[Russell 2000®]
[MSCI Emerging Markets]
[MSCI KLD 400 Social]
[MSCI EAFE]

Crediting Method and term choices of:

Term	Buffer Selection	Crediting Method
1-Year	10%, 20%	Cap
3-Year	10%, 20%	Cap
6-Year	10%, 20%	Cap
1-Year	10%	Performance Boost
3-Year	10%	Performance Boost
6-Year	10%	Performance Boost
1-Year	10%	Performance Trigger

7790NY-S

7790NY-S 2 Guaranteed Minimum Index Adjustment Factors: The Index Adjustment Factors are determined and guaranteed for each Index Account Option term. These guaranteed Minimum Index Adjustment Factors apply for the life of the Contract. [Cap Rate (CR): The CR for the 10% Buffer will never be less than [5.00% for the 1-year,] [15.00% for the 3- year,] and [30.00% for the 6-year]. [The CR for the 20% Buffer will never be less than [4.00% for the 1-year,] [12.00% for the 3- year,] and [24.00% for the 6-year].] [Index Participation Rate (IPR): The IPR will never be less than [100%].] [Performance Boost Cap Rate (PBCR): The PBR will never be less than [5.00% for the 1-year,] [15.00% for the 3-year,] and [30.00% for the 6-year].] [Performance Trigger Rate (PTR): The PTR will never be less than [5.00%].] [Performance Boost Rate (PBR): The PBR will never be less than [10%].] [Buffer: The Buffer will never be less than [10.00%].] Discontinuation of or Substantial Change to an Index. If an Index is discontinued or if the calculation is changed substantially, the Company may substitute a comparable Index. The Company will obtain approval from Your state insurance department and will notify You and any assignee before using a substitute Index.

Current Index Account Options:

These are the Index Account Options You elected, applicable to Your Contract. Please refer to Your transaction confirmation statement sent on Your Issue Date for the declared rates applicable to Your Premiums.

Term	Index	Crediting Method	Buffer	Current Rate	IPR
1-year	S&P 500	Cap with Buffer	10%	5.00%	100%
1-year	S&P 500	Cap with Buffer	20%	4.00%	100%
1-year	S&P 500	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	S&P 500	Performance Boost with Buffer	10%	5.00%	N/A
3-year	S&P 500	Cap with Buffer	10%	15.00%	100%
3-year	S&P 500	Cap with Buffer	20%	12.00%	100%
3-year	S&P 500	Performance Boost with Buffer	10%	15.00%	N/A
6-year	S&P 500	Cap with Buffer	10%	30.00%	100%
6-year	S&P 500	Cap with Buffer	20%	24.00%	100%
6-year	S&P 500	Performance Boost with Buffer	10%	30.00%	N/A
1-year	Russell 2000	Cap with Buffer	10%	5.00%	100%
1-year	Russell 2000	Cap with Buffer	20%	4.00%	100%
1-year	Russell 2000	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	Russell 2000	Performance Boost with Buffer	10%	5.00%	N/A
3-year	Russell 2000	Cap with Buffer	10%	15.00%	100%
3-year	Russell 2000	Cap with Buffer	20%	12.00%	100%
3-year	Russell 2000	Performance Boost with Buffer	10%	15.00%	N/A
6-year	Russell 2000	Cap with Buffer	10%	30.00%	100%
6-year	Russell 2000	Cap with Buffer	20%	24.00%	100%
6-year	Russell 2000	Performance Boost with Buffer	10%	30.00%	N/A
1-year	MSCI Emerging Markets	Cap with Buffer	10%	5.00%	100%
1-year	MSCI Emerging Markets	Cap with Buffer	20%	4.00%	100%
1-year	MSCI Emerging Markets	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	5.00%	N/A
3-year	MSCI Emerging Markets	Cap with Buffer	10%	15.00%	100%
3-year	MSCI Emerging Markets	Cap with Buffer	20%	12.00%	100%
3-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	15.00%	N/A
6-year	MSCI Emerging Markets	Cap with Buffer	10%	30.00%	100%
6-year	MSCI Emerging Markets	Cap with Buffer	20%	24.00%	100%
6-year	MSCI Emerging Markets	Performance Boost with Buffer	10%	30.00%	N/A
1-year	MSCI KLD 400 Social	Cap with Buffer	10%	5.00%	100%
1-year	MSCI KLD 400 Social	Cap with Buffer	20%	4.00%	100%
1-year	MSCI KLD 400 Social	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	MSCI KLD 400 Social	Performance Boost with Buffer	10%	5.00%	N/A
3-year	MSCI KLD 400 Social	Cap with Buffer	10%	15.00%	100%
3-year	MSCI KLD 400 Social	Cap with Buffer	20%	12.00%	100%
3-year	MSCI KLD 400 Social	Performance Boost with Buffer	10%	15.00%	N/A
6-year	MSCI KLD 400 Social	Cap with Buffer	10%	30.00%	100%
6-year	MSCI KLD 400 Social	Cap with Buffer	20%	24.00%	100%
6-year	MSCI KLD 400 Social	Performance Boost with Buffer	10%	30.00%	N/A

7790NY-S 3

Term	Index	Crediting Method	Buffer	Current Rate	IPR
1-year	MSCI EAFE	Cap with Buffer	10%	5.00%	100%
1-year	MSCI EAFE	Cap with Buffer	20%	4.00%	100%
1-year	MSCI EAFE	Performance Trigger with Buffer	10%	5.00%	N/A
1-year	MSCI EAFE	Performance Boost with Buffer	10%	5.00%	N/A
3-year	MSCI EAFE	Cap with Buffer	10%	15.00%	100%
3-year	MSCI EAFE	Cap with Buffer	20%	12.00%	100%
3-year	MSCI EAFE	Performance Boost with Buffer	10%	15.00%	N/A
6-year	MSCI EAFE	Cap with Buffer	10%	30.00%	100%
6-year	MSCI EAFE	Cap with Buffer	20%	24.00%	100%
6-year	MSCI EAFE	Performance Boost with Buffer	10%	30.00%	N/A

7790NY-S 4